Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256692 on Form S-8 of our report dated March 29, 2021, relating to the financial statements of Pi Jersey Holdco 1.5 Limited (predecessor of Paysafe Limited) appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte LLP

London, United Kingdom

March 28, 2022